As filed with the Securities and Exchange Commission on November 13, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IDAHO STRATEGIC RESOURCES, INC.
(Exact name of registrant as specified in its charter)

IDAHO	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3RD Street, Coeur d’Alene, Idaho 83814

(208) 625-9001

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Swallow

President & Chief Executive Officer

201 N. 3RD Street

Coeur d’Alene, ID 83814

(208) 625-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Lukas O’Dowd

Lyons O’Dowd, PLLC

703 E. Lakeside Avenue

Coeur d’Alene, ID 83814

(208) 714-0487

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2023

PRELIMINARY PROSPECTUS

Up to 140,271 Shares of Common Stock Offering by the Selling Stockholders

This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 140,271 shares of our common stock, no par value (“Common Stock” or “Shares”), by the selling stockholders identified in this prospectus (the “Selling Stockholders,” which term, as used in this prospectus, includes pledgees, donees, transferees or other successors-in-interest).

On February 6, 2023, Idaho Strategic Resources, Inc. (the “Company”) consummated the closing of a private placement (the “Private Placement”), pursuant to the terms and conditions of the Subscription Agreements, dated on or before February 6, 2023 (the “Subscription Agreements”), by and among the Company and certain accredited investor (the “Purchasers”). The Company issued 158,453 shares of common stock to Purchasers in the Private Placement, and the aggregate gross proceeds to the Company from the Private Placement was approximately $678,503 from non-affiliated Purchasers and $200,000 from John Swallow, the Company’s President and CEO.

We are registering 140,271 Shares issued in the Private Placement for resale. We will not receive any of the proceeds from the sale of these shares of our Common Stock by the Selling Stockholders. All fees and expenses incident to this registration statement will be borne by us, whether or not any Shares are sold pursuant to a registration statement. The Selling Stockholders will pay any broker commissions or similar commissions or fees incurred for the sale of these shares of Common Stock.

The Selling Stockholders may offer such Shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. This prospectus does not necessarily mean that the Selling Stockholders will offer or sell the Shares. We cannot predict when or in what amounts the Selling Stockholders may sell any of the Shares offered by this prospectus. Shares of Common Stock subject to resale hereunder have been issued by us and acquired by the Selling Stockholders.

Because all of the Shares offered under this prospectus are being offered by the Selling Stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our common stock is quoted on the NYSE American under the symbol “IDR.” The closing sales price of our common stock on the NYSE American on November 8, 2023, was $5.10 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus, as well as in supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2023

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The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

References in this prospectus to IDR, we, us, our, and the “Company” are to Idaho Strategic Resources, Inc., an Idaho corporation.

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in a prospectus supplement to this prospectus (“Selling Stockholders”) may, from time to time, offer and sell shares of our common stock. We will not receive any proceeds from the sale by such Selling Stockholders of the Shares offered by them described in this prospectus.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. The words “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and variations of these words and similar expressions are generally intended to identify these forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond IDR’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Some other risk factors include, but are not limited to, the following:

•	adverse effects of climate changes or natural disasters;
•	adverse effects of global or regional pandemic disease spread or other crises;
•	global economic and capital market uncertainties;
•	the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources;
•	operational or technical difficulties in connection with exploration, processing or mining activities;
•	costs, hazards and uncertainties associated with precious metal based activities, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production;
•	contests over our title to properties;
•	potential dilution to our shareholders from our stock issuances, recapitalization and balance sheet restructuring activities;
•	potential inability to comply with applicable government regulations or law;
•	adoption of or changes in legislation or regulations adversely affecting our businesses;
•	permitting constraints or delays;
•	ability to achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving the ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future;
•	changes in the United States or other monetary or fiscal policies or regulations;
•	interruptions in our production capabilities due to capital constraints;
•	equipment failures;
•	fluctuation of prices for gold or certain other commodities (such as rare earth elements, water, diesel, gasoline and alternative fuels and electricity);
•	changes in generally accepted accounting principles;
•	adverse effects of war, mass shooting, terrorism and geopolitical events;
•	potential inability to implement our business strategies;
•	potential inability to grow revenues;
•	potential inability to attract and retain key personnel;
•	interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors;
•	assertion of claims, lawsuits and proceedings against us;
•	potential inability to satisfy debt and lease obligations;
•	potential inability to maintain an effective system of internal controls over financial reporting; and
•	work stoppages or other labor difficulties.

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The occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Accordingly, undue reliance should not be placed upon the forward-looking statements.

In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the period ended December 31, 2022, and as described or may be described in any subsequent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the heading “Item1A.Risk Factors,” which are incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in this section and elsewhere in this prospectus may adversely affect us.

v

SUMMARY OF THE PROSPECTUS

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary man not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in the documents incorporated by reference herein, before making an investment decision.

Company Overview

Domiciled in Idaho and headquartered in the Panhandle of northern Idaho, Idaho Strategic Resources, Inc. (“IDR,” or the “Company,” formerly New Jersey Mining Company) was incorporated in the State of Idaho on July 18, 1996. On December 6, 2021, the Company changed its name to Idaho Strategic Resources, Inc. to better reflect its corporate focus and Idaho-based operations. IDR is one of the few resource-based companies (public or private) focused on exploring and developing gold and Critical Minerals (“Rare Earth Elements”) properties in Idaho.

Business Overview

Idaho Strategic Resources produces gold at its Golden Chest Mine in the Murray Gold Belt (“MGB”) area of the Coeur d’Alene Mining District, located north of the prolific Silver Valley of Idaho. With over 7,000 acres of patented and unpatented land, the Company has the largest private land position in the area following its consolidation of the Murray Gold Belt for the first time in over 100 years.

The Company is an established gold producer with surface and underground mining operations at its 100-percent-owned Golden Chest Mine and conducts milling operations at its majority-owned New Jersey Mill. The Company also has an expanded focus on identifying and exploring Rare Earth Elements properties. Its business strategy is to grow its asset base and mineral production over time while advancing its Rare Earth Element projects. In addition to gold and gold production, the Company maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” Rare Earth Elements (REE’s). The Company’s Diamond Creek and Roberts REE properties are included the U.S. national REE inventory and listed in USGS, IGS, and DOE publications. Both projects are in central Idaho and participating in the USGS Earth MRI program, with the Diamond Creek Project also participating in the Idaho Department of Commerce’s IGEM program.

The Company focuses its exploration and production efforts in historical mining districts located within the state of Idaho. Its portfolio of mineral properties includes:

•	The Golden Chest Mine, a producing gold mine located in the Murray Gold Belt (MGB) of North Idaho;

	o	Approximately 1,500 acres of patented mineral property and over 5,000 acres of nearby and adjacent un-patented mineral property. These holdings are considered early-stage exploration properties and located within the MGB, many of which include historic gold mines and known gold mineralization;

•	Rare Earth Element Projects–located in the Idaho REE-Th Belt near Salmon, Idaho. Projects include;

	o	Lemhi Pass-Significant land package with high-value REE potential and USGS-recognized thorium prospect in the U.S.

	o	Diamond Creek - Recognized rare earth prospects in the US with a historic rare earth resource estimated by the USGS;

	o	Mineral Hill - High grade REE property in the northern portion of the Idaho REE-Th Belt with assay results greater than 23% total rare earth elements.

•	A significant portfolio of early-stage exploration properties in Central Idaho, primarily in the Elk City area.

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In addition to its portfolio of exploration, pre-development, and producing properties, the Company is also the manager and majority owner of the New Jersey Mill, which currently processes ore from the Golden Chest Mine. The New Jersey Mill can process gold and silver ore through a 360-tonne per-day flotation plant.

The Company has focused its efforts on expanding underground development and production at the Golden Chest Mine and assembled its extensive land holdings within the Murray Gold Belt. With the Company’s debt associated with the start-up of operations behind it, the Company significantly increased its exploration and expansion activities in the Murray Gold Belt. This progress, combined with the existing infrastructure and development, has created a solid foundation of real estate holdings and a tangible base of value with limited effects from market cycles.

With an impressive mix of experience and dedication, the individuals at IDR maintain a long-standing “We Live Here” approach to corporate culture, land management, and historic preservation. Furthermore, we believe successful operations begin with the heightened responsibility that only local oversight and a community mindset can provide. Its “everyone goes home at night” policy would not be possible without the multi-generational base of local exploration, drilling, mining, milling, and business professionals residing in and near the Silver Valley and North Idaho communities.

Our shares of common stock are quoted on the NYSE American LLC exchange (“NYSE American Exchange”) under the symbol IDR. The last reported closing price of our common stock on November 8, 2023, was $5.11.  IDR’s executive offices are located at 201 N. Third Street, Coeur d’Alene, ID 83814. You can also contact us by telephone at (208) 625-9001.  The information on IDR’s website https://idahostrategic.com is not part of this prospectus.

For additional information about IDR’s business, see IDR’s annual and quarterly reports, and the other documents IDR files with the SEC, which are incorporated into this registration statement by reference. See “Where You Can Find More Information” below.

The Offering

Issuer	Idaho Strategic Resources, Inc.

Shares of Common Stock Offered by the Selling Stockholders	Up to 140,271 Shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale of Shares of Common Stock by the Selling Stockholders.

Market for Common Stock	Our Common Stock is currently traded on the NYSE American exchange under the symbol “IDR.”

Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2021, and as described or may be described in any subsequent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the heading “Item 1A.Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2022, as filed with the SEC on March 31, 2023, and as described or may be described in any Quarterly Report on Form 10-Q or subsequent Annual Report on Form 10-K under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus

3

USE OF PROCEEDS

All of the Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

4

PRIVATE PLACEMENT OF SHARES OF COMMON STOCK

On February 6, 2023, the Company consummated the closing of the Private Placement, pursuant to the terms and conditions of the Subscription Agreements. At the closing of the Private Placement, the Company issued 158,453 Shares of Common Stock (the “Share(s)”).

The purchase price of each Share was $5.50, with the exception of John Swallow who paid $5.70 per Share. The aggregate gross proceeds to the Company from the Private Placement were approximately $878,503.50.

The Subscription Agreements contain customary representations, warranties, and covenants of the Company and the Purchaser and customary closing conditions, indemnification rights, and other obligations of the parties.

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SELLING STOCKHOLDERS

                This prospectus relates to the resale by the Selling Stockholders of up to an aggregate of 140,271 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act).  Unless the context otherwise requires, as used in this prospectus, “Selling Stockholder(s)” includes the Selling Stockholders named in the table below and donees, pledges, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.  We are registering the shares of common stock in order to permit the Selling Stockholders to offer the Shares for resale from time to time.

                The Selling Stockholders are listed in the following table.  The Selling Stockholders are not affiliates of any broker-dealer.  The following table, based upon information currently known by us, sets forth as of November 1, 2023: (i) the name of the Selling Stockholder; (2) the number of shares of common stock held of record or beneficially by the Selling Stockholder as of such dated (as determined below); and (iii) the number of Shares that may be offered under this prospectus by the Selling Stockholder. We have based percentage ownership on 12,256,523 shares of Common Stock outstanding as of November 1, 2023.

The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the Selling Stockholders and information filed with the SEC.  The Selling Stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time, and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholders information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholders’ shares pursuant to this prospectus.  Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each of the Selling Stockholders and the number of shares registered on their behalf.  Selling Stockholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares Registered for Sale	Shares of Common Stock Beneficially Owned After Offering(1)	Percent of Outstanding Shares to be Owned After the Offering
IFCM Microcap Fund(2)	194,915	37,000	157,915	1.29%
H&H Metals Corp(3)	757,707	9,091	748,616	6.11%
JW Opportunity Master Fund, LP(4)	81,509	16,364	65,145	0.53%
JW Partners LP(5)	190,188	38,182	152,006	1.24%
John Swallow(6)	1,237,233	35,088	1,202,145	9.81%
Mark Bloudeck	210,479	4,546	205,933	1.68%

(1)

We do not know when or in what amounts the Selling Stockholders will offer shares for sale, if at all. The Selling Stockholders may sell any or all of the shares included in and offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. However, for the purposes of this table, we have assumed that after the completion of this offering, none of the shares included in and covered by this prospectus will be held by the Selling Stockholders.

(2)

These securities are directly held by IFCM Microcap Fund, LP, a Delaware entity, and may be deemed to be indirectly beneficially owned by Ian Cassell, the General Partner. The General Partner disclaims beneficial ownership of the reported securities except to the extent of his respective pecuniary interest therein.

(3)

These securities are directly held by H&H Metals Corp., a New York entity, and may be deemed to be indirectly beneficially owned by Christopher Holme, the Finance Officer. The Finance Officer disclaims beneficial ownership of the reported securities except to the extent of his respective pecuniary interest therein.

(4)

These securities are directly held by (i) JW Opportunities Master Fund, Ltd. (the “Master Fund”), a Cayman Islands entity, and may be deemed to be indirectly beneficially owned by JW Asset Management, LLC (“JW Assets”), as the investment manager of the Master Fund; and (ii) Jason Wild, as the Managing Member of JW Assets. JW Assets and Jason Wild disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

(5)

These securities are directly held by (i) JW Partners, LP (the “JW Partners”), a Delaware entity, and may be deemed to be indirectly beneficially owned by JW Asset Management, LLC (“JW Assets”), as the investment manager of JW Partners; and (ii) Jason Wild, as the Managing Member of JW Assets. JW Assets and Jason Wild disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

(6)	John Swallow is a Director, the President, and the CEO of the Company.

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PLAN OF DISTRIBUTION

The Selling Stockholders of the Shares and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of our Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that, in turn, may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

                The validity of the securities offered in this prospectus will be passed upon for us by Lyons O’Dowd, PLLC (“Lyons O’Dowd”). Lyons O’Dowd has represented the Company since 2015, and, in connection with such representation, the Company issued Lyons O’Dowd 45,055 restricted shares of common stock on June 27th, 2017 as consideration for legal services provided. Additionally, Lukas D. O’Dowd, Esq. of Lyons O’Dowd personally holds 14,321 shares of common stock and has indirect ownership of the shares held by Lyons O’Dowd, as described above. Additional legal matters may be passed upon for us, the Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

                Our balance sheets as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Assure CPA, LLC, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 31, 2023;

•	Our Amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2021, as filed with the SEC on December 9, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, September 30, 2023, as filed with the Securities and Exchange Commission on May 15, 2023, August 14, 2023, and November 6, 2023, respectively;

•	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 5, 2023, February 2, 2023, February 7, 2023, February 14, 2023, April 3, 2023, April 12, 2023, May 15, 2023, June 13, 2023, August 9, 2023, August 15, 2023, October 13, 2023, and November 6, 2023;

•	Our proxy statements on Schedule 14A filed with the SEC on May 15, 2023 and May 26, 2023;

•	Our Notice of Exempt Offering of Securities on Form D filed with the Securities and Exchange Commission on February 7, 2023;

•	Our Registration Statement on Form S-3, as amended on Form S-3/A, and the description of our common stock contained therein, filed with the Securities and Exchange Commission on May 4, 2022, and May 12, 2022, respectively;

•	The description of our common stock contained in the registration statement on Form 8-A, dated March 9, 2022, File No. 001-41320, and any other amendment or report filed for the purpose of updating such description; and

•	The description of our common stock contained in the registration statement on Form 10-12G filed with the SEC on February 25, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement.  Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

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                Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contains herein or in the applicable prospectus supplement or an any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits or the exhibits to the reports or other documents incorporated by reference into this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. We also maintain a website at https://idahostrategic.com where you may access these materials free of charge. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Because our common stock is listed on the NYSE American Market, you may also inspect reports, proxy statements and other information at the offices of the NYSE American Market.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus by not delivered with the prospectus upon written or oral request. You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Idaho Strategic Resources, Inc.

201 N. Third Street

Coeur d’Alene, ID 83814

(208) 625-9001

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the offering of our securities being registered hereby. All amounts shown are estimates except the SEC registration fee. We will bear all of these expenses.

SEC Registration fee	$105.80
Legal fees and expenses	$10,000
Accounting fees and expenses	$200
Printing expenses and miscellaneous expenses	$500

Total	$10,805.80

* Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Officers and Directors

We are an Idaho corporation, and accordingly, we are subject to the corporate laws under the Idaho Code. Section 30-29-851 of the Idaho Business Corporation Act authorizes corporations to indemnify directors under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our Board of Directors has resolved to indemnify our officers and directors to the full extent permitted by Section 30-29-851 of the Idaho Business Corporation Act, and Article X of our Amended and Restated Articles of Incorporation and Article VI of our Amended and Restated Bylaws authorize us to provide for indemnification of officers, directors, employees and agents to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the Idaho Business Corporation Act and permits us to indemnify directors and officers against certain liabilities and expenses, to the extent permitted by the Idaho Business Corporation Act.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful acts, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

                The registrant expects to enter into customary indemnification agreements with its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the registrant or on the registrant’s behalf.

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                At present, there is no pending litigation or proceeding involving any of our directors, officers or employees and which indemnification is sought, nor are we aware of any threatening litigation that may result in claims for indemnification.

Item 16. Exhibits

                The following exhibits are filed as part of this registration statement, including those exhibits incorporated herein by reference to a prior filing of the registrant under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.	Description

5.1	Opinion of Lyons O’Dowd, PLLC*
23.1	Consent of Lyons O’Dowd, PLLC (included in Exhibit 5.1)*
23.2	Consent of Assure CPA, LLC*
24.1	Powers of Attorney (included on signature page). *
107	Filing Fee Table*

* Filed herewith

Item 17. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, that registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Coeur d'Alene, state of Idaho, on the 13th day of November, 2023.

IDAHOSTRATEGIC RESOURCES, INC. (Registrant)

By:	/s/ John Swallow
John Swallow
President & CEO

Each person whose signature appears below constitutes and appoints John Swallow as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Swallow John Swallow	Chairman, Chief Executive Officer (Principal Executive Officer) and Director	November 13, 2023

/s/ Grant Brackebusch Grant Brackebusch	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and Director	November 13, 2023

/s/ Kevin Shiell Kevin Shiell	Director	November 13, 2023

/s/ Rich Beaven Rich Beaven	Director	November 13, 2023

/s/ Carolyn Turner Carolyn Turner	Director	November 13, 2023

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